PRESS RELEASE

HARRIS & HARRIS GROUP, INC. ®	MARCH 24, 2011
1450 BROADWAY, 24TH FLOOR
NEW YORK, NY 10018	CONTACT: DOUGLAS W. JAMISON

NASDAQ/NMS SYMBOL: TINY	TEL. NO. (212) 582-0900

Harris & Harris Group Notes
Solazyme's Launch of its New Anti-Aging Skincare Line, Algenist™

Shareholders of Harris & Harris Group may be interested to know that Solazyme, Inc., today launched its AlgenistTM product in 800 Sephora stores in eight countries.  In addition, AlgenistTM will air on QVC at 10:00 p.m. EDT on Friday, March 25, 2011, during "Friday Night Beauty."  Shareholders may also be interested to read an article by Catherine Saint Louis published on March 23, 2011, in the Fashion & Style section of The New York Times, titled "Trolling the Oceans to Combat Aging."  The article discusses the launch by Sephora of the AlgenistTM brand, and it may be accessed at http://www.nytimes.com/2011/03/24/fashion/24SKIN.html?_r=1&adxnnl=1&ref=fashion&adxnnlx=1300972242-3tD2bVUC8qIhzL2F72anDw.

Harris & Harris Group is an investor in privately held Solazyme, Inc.

Harris & Harris Group is a publicly traded venture capital company that invests in nanotechnology and microsystems.  Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com.

This press release may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results.  Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.  The references to the websites www.HHVC.com and www.nytimes.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.  Harris & Harris Group is not responsible for the contents of third party websites.